Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report (the “report”) of CytoCore, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2010, I, Robert F. McCullough, Jr., the Chief Executive Officer and Chief Financial Officer of the Company, do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:
(1) the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 11, 2011	/s/ Robert McCullough Jr.
Robert McCullough Jr.
Chief Executive Officer and Chief Financial Officer